Exhibit (a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                             PW SEQUOIA FUND, L.L.C.


                      Under Section 18-201 of the Delaware
                          Limited Liability Company Act

     The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

     FIRST: The name of the limited liability company is PW Sequoia Fund, L.L.C. (the "Company").

     SECOND: The address of the Company's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle (Zip Code 19805). The name of its registered agent at such address is Corporation Service Company.


     IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 26th day of July, 2000.

                                   MANAGER:

                                   PW REDWOOD/SEQUOIA MANAGEMENT, L.L.C.


                                   By:  /S/ MITCHELL TANZMAN
                                        -------------------------------
                                        Name:  Mitchell Tanzman
                                        Title:  Authorized Person